UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of Earliest Event Reported: (04-16-2002)


                      GENERAL MOTORS ACCEPTANCE CORPORATION
              ----------------------------------------------------
               (Exact name of registrant specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


              1-3754                              38-0572512
       ----------------------------      ------------------------------------
        (Commission File No.)            (I.R.S. Employer Identification No.)


              200 Renaissance Center, Detroit, Michigan 48265-2000
              ----------------------------------------------------

                                  313-665-6266
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS

                     GMAC 1ST QUARTER 2002 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) earned consolidated net income in the 1st quarter of 2002 of $439 million, up 2% from the $431 million earned in the 1st quarter of 2001, excluding the favorable $34 million one-time transition adjustment from the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. All comparisons to the quarter a year ago exclude the favorable impact of this transition adjustment.

     For the quarter, net income from financing operations totaled $255 million, down 12% from $290 million earned in the same period of 2001. The decline in earnings reflects higher credit losses and unfavorable borrowing spreads, which were partially offset by strong retail asset growth in North America from the "Keep America Rolling" program.

     GMAC Insurance Holdings, Inc. generated net income of $36 million in the 1st quarter of 2002, down $7 million from the same period of 2001. The decline is fully accounted for by lower capital gains, which more than offset improved underwriting results.

     GMAC Mortgage Group, Inc. earned $148 million in the first quarter of 2002, up from the $98 million earned in the same period last year. Gains were recorded in both the residential and commercial mortgage sectors, reflecting continued strong origination volumes.

                                     # # # #

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.


                            GENERAL MOTORS ACCEPTANCE CORPORATION
                            ---------------------------------------
                                        (Registrant)


Dated:  April 16, 2002      By  s/  GERALD E. GROSS
                            ---------------------------------------
                                 (Gerald E. Gross, Controller)